SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 12, 1997


                           TSUNAMI CAPITAL CORPORATION
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                        33-8066-D              84-1031657
          --------                        ---------              ----------
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


       5757 W. Century Boulevard, Suite 515, Los Angeles, California 90045
       -------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)


                                 (310) 337-9979
                                 --------------
                         (Registrant's telephone number,
                              including area code)


          11811 N. Tatum Boulevard, Suite 4040, Phoenix, Arizona 85028
          ------------------------------------------------------------
                    (Former name, former address and former
                   fiscal year, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On January 20, 1998, Evers & Company, Ltd. ("Evers") resigned as the independent accountant engaged to audit the financial statements of Tsunami Capital Corporation (the "Company"). During the Company's two most recent fiscal years and the subsequent interim period preceding Evers' resignation, there were
(i) no disagreements with Evers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), and (iii) no reports on the financial statements that contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

         As of the date of this amended Report, the Company's Board of Directors has yet to engage independent accountants to audit the Company's financial statements for fiscal years 1997, 1996 and 1995.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         a.  Financial   Statements  of  Businesses   Acquired.   The  financial
statements required by this Item are filed as Exhibit 1 to this amended Report.

         b. Pro Forma Financial Information. The pro forma financial information required by this Item are filed as Exhibit 2 to this amended Report.

         c. Exhibits. The following exhibit is required pursuant to Item 601 of Regulation S-K:

            Exhibit No.    Description
            -----------    -----------

            3              Letter of Evers & Company, Ltd., dated March 3, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DATED: March 3, 1998

                                     TSUNAMI CAPITAL CORPORATION


                                     By: /s/ Dionisio Lee-Yang
                                         ---------------------------------------
                                         Dionisio Lee-Yang, President



                                     By: /s/ Gwo Jen Chin
                                         ---------------------------------------
                                         Gwo Jen Chin, Chief Financial Officer

                      CL THOMSON - VISION EXPEDITION, INC.
                      AND SUBSIDIARIES

                      Consolidated Financial Statements

                      December 31, 1996 and 1995

                      (With Independent Auditors' Report Thereon)

KPMG Peat Marwick LLP

     725 South Figueroa Street
     Los Angeles, CA 90017








                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
CL Thomson - Vision Expedition, Inc.:

We have audited the accompanying consolidated balance sheets of CL Thomson - Vision Expedition, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CL Thomson - Vision Expedition, Inc. as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1994 were not audited by us, and accordingly, we do not express an opinion on them.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




September 30, 1997                /s/ KPMG Peat Marwick LLP

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1996 and 1995

                           Assets                                            1996             1995
                                                                          ----------       ----------
Current assets:
    Cash and cash equivalents:
      Nonrestricted                                                      $   132,000          159,748
      Restricted                                                             110,000          260,000
    Accounts receivable, net of allowance for
      doubtful accounts of $143,553 and $21,851 for
      1996 and 1995, respectively                                          1,001,786          717,883
                                                                          ----------       ----------

              Total current assets                                         1,243,786        1,137,631

Property and equipment, net                                                   79,176           41,095

Goodwill, net                                                              1,921,139          212,622

Deposits with airlines                                                       309,000           80,000

Other assets                                                                  95,572           32,494

                                                                          ----------       ----------

                                                                         $ 3,648,673        1,503,842
                                                                          ==========       ==========


          Liabilities and Stockholders' Deficiency                          1996             1995
                                                                         -----------      -----------
Current liabilities:
    Accounts payable                                                     $ 1,567,770        1,177,822
    Bank overdraft                                                           431,047          280,119
    Short-term borrowings from bank                                          697,500          382,500
    Short-term notes payable                                               1,434,572          466,568
    Payable to former stockholder of CL Thomson
      Express International, Inc.                                            500,000             --
    Accrued expenses and other current liabilities                           181,302          168,553
                                                                         -----------      -----------

              Total current liabilities                                    4,812,191        2,475,562
                                                                         -----------      -----------

Stockholders' deficiency:
    Common stock, no par value. Authorized
      5,000,000 shares; issued and outstanding
      1,563,000 and 976,000 shares for 1996 and
      1995, respectively                                                   2,237,500          876,000
    Common stock subscribed                                                     --            344,000
    Receivable from common stock subscribed                                     --           (118,292)
    Accumulated deficit                                                   (3,401,018)      (2,073,428)
                                                                         -----------      -----------

              Net stockholders' deficiency                                (1,163,518)        (971,720)

Commitments and subsequent events (notes 8
    and 9)
                                                                         -----------      -----------

                                                                         $ 3,648,673        1,503,842
                                                                         ===========      ===========

See accompanying notes to consolidated financial statements.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations

                  Years ended December 31, 1996, 1995 and 1994

                                                           1996             1995             1994
                                                       ------------     ------------     ------------
                                                                                         (Unaudited)

Net sales                                              $ 55,873,867       44,479,697       24,337,358

Cost of sales                                            53,342,331       42,654,863       23,418,406
                                                       ------------     ------------     ------------

         Gross profit                                     2,531,536        1,824,834          918,952

Selling, general and administrative expenses              3,706,073        2,474,581        1,206,078
                                                       ------------     ------------     ------------

         Loss from operations                            (1,174,537)        (649,747)        (287,126)

Interest expense                                            149,853           81,277            7,483
                                                       ------------     ------------     ------------

         Loss before income taxes                        (1,324,390)        (731,024)        (294,609)

Income taxes                                                  3,200            3,200            1,600
                                                       ------------     ------------     ------------

         Net loss                                      $ (1,327,590)        (734,224)        (296,209)
                                                       ============     ============     ============

See accompanying notes to consolidated financial statements.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                     Statements of Stockholders' Deficiency

                     Years ended December 31, 1996 and 1995

                                                      Common stock                     Receivable from                     Net
                                                -----------------------   Common stock   common stock   Accumulated    stockholders'
                                                  Shares       Amount      subscribed     subscribed      deficit       deficiency
                                                ----------   ----------    ----------     ----------     ----------     ----------

Balance at December 31, 1993 (unaudited)           926,000   $  801,000          --             --       (1,042,995)      (241,995)

Net loss (unaudited)                                  --           --            --             --         (296,209)      (296,209)
                                                ----------   ----------    ----------     ----------     ----------     ----------

Balance at December 31, 1994                       926,000      801,000          --             --       (1,339,204)      (538,204)

Common stock subscribed                               --           --         344,000       (118,292)          --          225,708

Issuance of common stock for acquisitions
    of Jetwin, Inc. and Tymes Air, Inc.             50,000       75,000          --             --             --           75,000

Net loss                                              --           --            --             --         (734,224)      (734,224)
                                                ----------   ----------    ----------     ----------     ----------     ----------

Balance at December 31, 1995                       976,000      876,000       344,000       (118,292)    (2,073,428)      (971,720)

Issuance of common stock subscribed                172,000      344,000      (344,000)          --             --             --

Conversion of debt to settle receivable from
    common stock subscribed                           --           --            --          118,292           --          118,292

Issuance of common stock                            40,000       80,000          --             --             --           80,000

Issuance of common stock for the acquisition
    of CL Thomson Express International, Inc.      375,000      937,500          --             --             --          937,500

Net loss                                              --           --            --             --       (1,327,590)    (1,327,590)
                                                ----------   ----------    ----------     ----------     ----------     ----------

Balance at December 31, 1996                     1,563,000   $2,237,500          --             --       (3,401,018)    (1,163,518)
                                                ==========   ==========    ==========     ==========     ==========     ==========

See accompanying notes to consolidated financial statements.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1996, 1995 and 1994

                                                           1996           1995           1994
                                                       -----------    -----------    -----------
                                                                                     (Unaudited)
Cash flows from operating activities:
    Net loss                                           $(1,327,590)      (734,224)      (296,209)
                                                       -----------    -----------    -----------

    Adjustments to reconcile net loss to net cash
      (used  in)  provided  by operating activities:
        Depreciation and amortization                      123,886         33,779         12,412
        Provision for bad debt                             121,702           --           21,851
        Compensation expense recognized from
          issuance of common stock                          20,000         69,500           --
        Changes in assets and liabilities, net of
          effects from acquisitions:
            Accounts receivable                           (137,858)      (110,024)      (514,191)
            Other assets                                   198,850         60,999        (33,592)
            Accounts payable and accrued
              expenses                                    (381,508)       174,902      1,050,948
            Other current liabilities                       36,687         53,396           --
                                                       -----------    -----------    -----------

                    Total adjustments                      (18,241)       282,552        537,428
                                                       -----------    -----------    -----------

                    Net cash (used in) provided by
                      operating activities              (1,345,831)      (451,672)       241,219
                                                       -----------    -----------    -----------

Cash flows from investing activities:
    Purchase of property and equipment                     (26,044)       (13,195)       (10,783)
    Net cash received (paid) for acquisitions               18,623       (120,000)          --
                                                       -----------    -----------    -----------

                    Net cash used in investing
                      activities                            (7,421)      (133,195)       (10,783)
                                                       -----------    -----------    -----------

Cash flows from financing activities:
    Net short-term borrowings (repayments)
      from bank                                            315,000        382,500        (25,000)
    Net short-term loans (repayments) from (to)
      related parties                                     (466,568)       247,704        (10,000)
    Net proceeds from notes payable                      1,309,572           --             --
    Proceeds from issuance of common stock                  17,500        156,208           --
                                                       -----------    -----------    -----------

                    Net cash provided by (used in)
                      financing activities               1,175,504        786,412        (35,000)
                                                       -----------    -----------    -----------

                    Net (decrease) increase in cash
                      and cash equivalents                (177,748)       201,545        195,436

Cash and cash equivalents at beginning of year             419,748        218,203         22,767
                                                       -----------    -----------    -----------

Cash and cash equivalents at end of year               $   242,000        419,748        218,203
                                                       ===========    ===========    ===========

                                   (Continued)

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Cash Flows, Continued

                                                                1996            1995           1994
                                                            -----------     -----------    -----------
                                                                                           (Unaudited)

Supplemental disclosure of cash flow
  information:
    Cash paid during the year for:
        Interest                                            $   143,791          81,277          7,483
        Income taxes                                              3,200           3,200          1,600
                                                            ===========     ===========    ===========

Noncash investing and financing activities:
    Issuance of common stock for the acquisition
      of Jetwin, Inc.                                       $      --            30,000           --
    Issuance of common stock for the acquisition
      of Tymes Air, Inc.                                           --            45,000           --
    Issuance of common stock for the acquisition
      of CL Thomson Express International,
      Inc                                                       937,500            --             --
    Conversion of short-term borrowings from
      stockholders into common stock                            160,793            --             --
                                                            ===========     ===========    ===========

    In 1996, the Company purchased all of the
      outstanding capital stock of CL Thomson
      Express International, Inc. (note 2). In
      connection with the acquisition, liabilities
      assumed were as follows:
        Fair value of assets acquired                       $ 2,585,946            --             --
        Cash paid for the capital stock                        (250,000)           --             --
        Note payable to former stockholder of
          CL Thomson Express  International,
          Inc                                                  (500,000)           --             --
        Fair market value of common stock
          issued                                               (937,500)           --             --
                                                            -----------     -----------    -----------

                    Liabilities assumed                     $   898,446            --             --
                                                            ===========     ===========    ===========

See accompanying notes to consolidated financial statements.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 1996, 1995 and 1994



(1)    Summary of Significant Accounting Policies

       Description of the Business

       CL Thomson - Vision Expedition, Inc. and subsidiaries (the Company) is an airline ticket consolidator. Prior to the acquisition of CL Thomson Express International, Inc., the name of the Company was Vision Expedition, Inc. The Company markets and distributes airline tickets primarily for international travel focusing on certain niche markets. Its principal customers are travel agents. Company management does not believe that its business is concentrated in any particular market or customer.

       Certain Transactions

       During December 31, 1996 and 1995, the Company had not maintained customary records for a certain payment made to one individual by the Company of $200,000 in 1996 and a payment made to another individual of $100,000 in 1995 for the purchase of airline tickets. The Company has included such amounts in cost of sales in the consolidated statements of operations for the years ended December 31, 1996 and 1995, respectively.

       The Company intended and believed that such payments were for ticket purchases. However, the Company cannot determine with certainty the use of the proceeds of such payments and whether such payments might create any contingent or other liabilities to the Company. Accordingly, no provision has been made in the accompanying consolidated financial statements that might result from any contingent or other liabilities that may arise from such payments. The Company no longer does business with the vendor involved.

       Principles of Consolidation

       The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, JJM Interests, Inc., Jetwin, Inc., Tymes Air, Inc. and CL Thomson Express International, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

       Liquidity and Going Concern

       The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company's current liabilities exceeded its current assets by $3,568,000 at December 31, 1996, and the Company has suffered operating losses in 1996 and 1995 and has a stockholder's deficiency of $1,164,000. Such losses were incurred as the Company defined its market position and established distribution channels through acquisitions and expansion of sales offices for the sale and distribution of airline tickets.

       Management's plans include improving gross profit margins, streamlining operations of acquired businesses and obtaining additional financing from outside sources. The Company also plans to aggressively negotiate with the airlines for payment of certain commissions and rebates. There can be no assurance that the Company will realize such plans.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       Subsequent to year-end, the Company obtained loans totaling $750,000 from Tsunami Capital Corporation (note 9), converted $532,500 notes payable into capital, extended its line of credit agreements with its bank under substantially the same terms and obtained a new $300,000 line of credit with another bank. Success of future operations is dependent, among other things, on the Company's ability to obtain further financing.

       These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. There can be no assurance that the Company will realize its plans.

       Cash and Cash Equivalents

       The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The restricted cash consists of time certificates of deposit with various banks which have been pledged as collateral to secure certain standby letters of credit issued to airline companies.

       Property and Equipment

       Property and equipment are stated at cost. Depreciation has been provided using the straight-line method over the estimated useful lives, generally five to seven years.

       Revenue Recognition

       Revenue is recognized when airline tickets are sold, net of estimated allowance for sales returns.

       Income Taxes

       The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS 109 requires that deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

       Goodwill

       Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally ten years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discounted rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       Accounting for Long-Lived Assets

       The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value, less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

       Concentration of Business Risk

       Certain financial instruments potentially subject the Company to credit risk. These financial instruments primarily consist of accounts receivable. The Company performs ongoing credit evaluations of its customers but does not require collateral. The Company maintains reserves for potential credit losses.

       During 1996 and 1995, the Company purchased airline tickets from three airlines which represent over 10% of the Company's total purchases as follows:

                         Year        Airline       Percentage
                      ----------    ----------     ----------

                         1996           A              23%
                                        B              17
                                        C              16
                                                   ==========

                         1995           D              31%
                                        E              22
                                        F              12
                                                   ==========


       There were no purchases from airlines that represent greater than 10% in 1994.

       A delay in the availability of such tickets or a change in relationship with these airlines could have a material adverse affect on the Company's operations.

       Note Receivable

       The Company prospectively adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," effective January 1, 1995. All notes receivable have been evaluated for collectibility under the provisions of these statements.

       At December 31, 1996, the Company has an unsecured note receivable of $330,000 from a domestic airline ticketing company in China. The note bears interest at 10% and matures on September 1, 1999. The note receivable represents cash advances made by the Company during 1996. Due to the uncertain nature of the ultimate collectibility of this note, the Company has provided a full allowance of $330,000 for this note receivable.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       Use of Estimates

       Management of the Company has made a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)    Acquisitions

       Effective August 8, 1996, the Company acquired all of the outstanding capital stock of CL Thomson Express International, Inc. (CL Thomson) for $1,687,500 ($750,000 in cash payable in three equal installment payments and 375,000 shares of the Company's common stock valued at $937,500). The first installment payment of $250,000 was paid and a $500,000 note payable was given at the closing of the acquisition. During 1997, the Company has made the second installment payment of $250,000. The Company is currently in negotiation with the former stockholder of CL Thomson, Vice Chairman of the Board of Directors of the Company to extend the due date of the last installment payment of $250,000. Although there can be no assurance that the extension will be granted, management believes a settlement can be reached between the Company and the former stockholder of CL Thomson. The excess of purchase price over the fair value of the net assets acquired was $1,808,052 and has been recorded as goodwill, which is being amortized on a straight-line basis over 10 years. The unamortized goodwill was $1,732,717 at December 31, 1996.

       Effective October 1, 1995, the Company acquired the trade name, certain contracts with airlines and customer lists of Tymes Travel & Tours (dba Tymes Air, Inc.), a division of Tymes International, Inc., for 30,000 shares of the Company's common stock valued at $45,000. There were no tangible acquired assets or assumed liabilities transferred to the Company. Accordingly, the entire purchase price was recorded as goodwill, which is being amortized on a straight-line basis over 10 years. The unamortized goodwill was $39,375 and $43,875 at December 31, 1996 and 1995, respectively.

       Effective March 31, 1995, the Company acquired the outstanding capital stock of Jetwin, Inc. for $150,000 ($120,000 in cash and 20,000 shares of the Company's stock valued at $30,000). The fair value of the net assets acquired was deemed immaterial. Accordingly, the entire purchase price was recorded as goodwill, which is being amortized on a straight-line basis over 10 years. The unamortized goodwill was $123,750 and $138,750 at December 31, 1996 and 1995, respectively.

       Prior to 1995, the Company acquired JJM Interests, Inc. The related goodwill is being amortized on a straight-line basis over 10 years. The unamortized goodwill was $14,497 and $16,497 at December 31, 1996 and 1995, respectively.

       These acquisitions were accounted for under the purchase method of accounting. Accordingly, the results of operations of the acquired businesses and the fair market values of the acquired assets and assumed liabilities were included in the Company's consolidated financial statements as of the effective date of the acquisitions.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

(3)    Balance Sheet Detail

       A summary of property and equipment at December 31, 1996 and 1995 follows:

                                                        1996            1995
                                                   -----------     -----------

          Computer and equipment                   $    98,559          55,582
          Furniture and fixtures                        36,464          17,009
                                                   -----------     -----------
                                                       135,023          72,591
          Less accumulated depreciation                (55,847)        (31,496)
                                                   -----------     -----------

                                                   $    79,176          41,095
                                                   ===========     ===========

       A summary of goodwill at December 31, 1996 and 1995 follows:

                                                        1996            1995
                                                   -----------     -----------

          Goodwill                                 $ 2,050,052         242,000
            Less accumulated amortization             (128,913)        (29,378)
                                                   -----------     -----------

                                                   $ 1,921,139         212,622
                                                   ===========     ===========



(4)    Short-Term Borrowings from Bank

       Short-term borrowings from bank at December 31 consist of the following:

                                                               1996       1995
                                                             --------   --------

          Advances under a line of credit agreement with a
            bank, interest at bank's prime rate plus 3.0%
            (11.25% at December 31, 1996)                    $600,000    335,000
          Advance under a line of credit agreement with a
            bank, interest at bank's prime rate plus 3.0%
            (11.5% at December 31, 1996)                       50,000       --
          Advance under a line of credit agreement with a
            bank, interest at bank's prime rate plus 2.0%
            (10.5% at December 31, 1996)                       47,500     47,500
                                                             --------   --------

                                                             $697,500    382,500
                                                             ========   ========

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       The first credit agreement has a global borrowing limit of $1,500,000, combining advances and standby letters of credit. All the borrowings under this agreement are guaranteed by the Company's President and secured by assets of the Company at a first position and certain personal assets of the President. As of December 31, 1996, in addition to the advances of $600,000, the Company had outstanding standby letters of credit totaling $858,100 under this credit agreement. This agreement expired on September 1, 1997. A renewal of the agreement is currently being negotiated under substantially the same terms; however, there can be no assurance that the renewal will be approved.

       The second and third credit agreements are with the same bank, and permit the Company to borrow up to $50,000 and $47,500, respectively. The second credit agreement is unsecured and the third agreement is secured by certain assets of a stockholder. The $50,000 under the second agreement was repaid in August 1997 and the third agreement will expire on March 1, 1998.

       In June 1997, the Company obtained another credit agreement with a bank which provides the Company to issue letters of credit up to $300,000. Advances under the credit agreement bear interest at the bank's prime rate plus 3% (11.75% at June 30, 1997) and expires on June 23, 1998. The borrowings under this credit agreement are also secured by the Company's assets in a junior position to the first credit agreement.


(5)    Income Taxes

       Income tax expense for the years ended  December 31, 1996,  1995 and 1994
       consisted   of  the  state   minimum   taxes  for  the  Company  and  its
       subsidiaries.

       Income tax expense differs from the amount computed by applying the Federal statutory tax rate of 34% to loss before income taxes as shown below:

                                                                1996            1995            1994
                                                             ---------       ---------       ---------
                                                                                            (Unaudited)
          Computed "expected" income tax benefit             $(324,400)       (244,000)       (100,000)
          State income taxes, net of Federal income
              tax benefit                                        2,000           2,000           1,000
          Nondeductible expenses                               235,000          42,000            --
          Change in valuation allowance and other               90,600         203,200         100,600
                                                             ---------       ---------       ---------

                   Actual income taxes                       $   3,200           3,200           1,600
                                                             =========       =========       =========

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets at December 31 are presented below:

                                                       1996           1995
                                                   -----------    -----------

            Deferred tax assets:
                Net operating loss carryforwards   $ 1,740,000      1,700,000
                Accrued expenses                         8,000         20,000
                Allowance for doubtful accounts         60,000           --
                Other                                   42,000        127,000
                                                   -----------    -----------

                       Gross deferred tax assets     1,850,000      1,847,000

                Less valuation allowance            (1,850,000)    (1,847,000)
                                                   -----------    -----------

                       Net deferred tax assets     $      --             --
                                                   ===========    ===========


       At December 31, 1996, the Company had net operating loss carryforwards for U.S. Federal and state income tax purposes of $4,585,000 and $2,387,000, respectively, expiring at various dates through the year 2011 and 2005, respectively. The utilization of the net operating loss carryforwards may be limited due to certain changes in ownership and tax statute limitations.

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections of future taxable income over the periods which the deferred tax assets are deductible, management does not believe that it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 1996. Accordingly, a full valuation allowance has been provided for the total deferred tax assets.


(6)    Short-Term Notes Payable

       At December 31, 1996, short-term notes payable consist of the following:

               Note payable to an unrelated individual, unsecured and bearing
                   18% interest, due on demand                                       $  100,000
               Note payable to various unrelated individuals, unsecured and
                   non-interest bearing, due on demand                                  617,188
               Note payable to related parties, unsecured and non-interest
                   bearing, due on demand                                               592,384
               Non-interest bearing note, due on demand                                 125,000
                                                                                     ----------

                                                                                     $1,434,572
                                                                                     ==========

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

(7)    Related Party Transactions

       During 1996 and 1995, Dimerco Travel, a company owned by a brother of the President, purchased airline tickets from the Company totaling $158,649 and $71,000, respectively. At December 31, 1996 and 1995, the accounts receivable related to such purchases totaled $154,613 and $28,196, respectively.

       In 1996 and 1995, the Company issued common stock to certain related parties and employees at a discount from the current fair market value of the Company's common stock. The Company recorded compensation expense associated with the price discount of $20,000 and $69,500 in 1996 and 1995, respectively.

 (8)   Commitments

       The Company has several noncancelable operating leases for office space that expire at various dates through 2001. Rental expense incurred for these operating leases during 1996 and 1995 was $212,315 and $130,965, respectively.

       Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are as follows:

                  Year ending December 31:
                    1997                                     $228,043
                    1998                                      167,105
                    1999                                      139,160
                    2000                                       66,776
                    2001                                       15,390
                                                             --------

                       Total minimum lease payments          $616,474
                                                             ========


       Due to the nature of the business, the Company issues standby letters of credit to various airline companies. At December 31, 1996, the Company had $858,100 outstanding standby letters of credit with a bank.

(9)    Subsequent Events

       On September 12, 1997, the Company consummated a merger agreement with Tsunami Capital Corporation, a publicly traded company (Tsunami). Pursuant to the merger agreement, all of the outstanding capital stock of the Company was exchanged for newly issued shares of common stock of Tsunami. As a result of the merger, the former stockholders of the Company hold approximately 65% of the presently outstanding common stock of Tsunami. Since the former stockholders of the Company received the majority of the voting interest in the combined enterprise and, therefore, retained control, the Company is presumed to be the acquiring enterprise. The merger will be accounted for in a manner similar to a pooling-of-interest whereby the assets and liabilities of both companies will be recorded at their respective historical-cost basis.

                      CL THOMSON - VISION EXPEDITION, INC.
                                AND SUBSIDIARIES

              Notes to Consolidated Financial Statements, Continued

       In 1997, the Company obtained unsecured loans totaling $750,000 from Tsunami. The loans bear 10% interest and mature on December 31, 1997. The Company also obtained a new line of credit agreement from a bank for $300,000 (see note 4).

                           TSUNAMI CAPITAL CORPORATION
                 UNAUDITED CONDENSED PRO-FORMA INCOME STATEMENT
                     FOR THE NINE MONTHS ENDED JULY 31, 1997

                                          Historical            CL Thomson-          Pro-forma          Pro-forma
                                          Results               Vision Expedition    Adjustments        Results

Net Sales                                           0            50,954,446                              50,954,446

Cost of Sales                                       0            48,253,659                              48,253,659
                                          -----------           -----------                             -----------

   Gross Profit                                     0             2,700,788                               2,700,788

Selling, General and
Administrative
Expenses                                       16,000             3,179,923                               3,195,923
                                          -----------           -----------                             -----------

   Income (Loss) from Operations              (16,000)             (479,135)                               (495,135)

Interest and Other Expenses                    19,000               119,597                                 138,597
                                          -----------           -----------                             -----------

   Income (Loss) Before Taxes                 (35,000)             (598,731)                               (633,731)

Income Taxes (Recovery)                        (8,000)                6,133                                  (1,867)
                                          -----------           -----------                             -----------

   Net Income (Loss)                          (27,000)             (604,865)                               (631,865)
                                          ===========           ===========                             ===========

                           TSUNAMI CAPITAL CORPORATION
                   UNAUDITED CONDENSED PRO-FORMA BALANCE SHEET

                                       Historical                                                    Pro-forma
                                       Balance                                                       Balance
                                       July 31, 1997       CL Thomson-          Pro-forma            July 31, 1997
                                       (Unaudited)         Vision Expedition    Adjustments*         (Unaudited)

Current Assets
   Cash and Equivalents                   267,000            (293,958)                                 (26,958)
   Accounts Receivable, Net                20,000           1,043,595                                1,063,595
   Other Current Assets                     4,000             120,393                                  124,393
                                       ----------          ----------                               ----------
       Total Current Assets               291,000             870,030                                1,161,030

Property and equipment, net                13,000              79,176                                   92,176

Goodwill, net                                   0           1,801,553                                1,801,553

Deposit with airlines                           0             415,777                                  415,777

Other Assets                              500,000             395,220             (500,000)            395,220
                                       ----------          ----------           ----------           ---------


Total Assets                              804,000           3,561,756             (500,000)          3,865,756
                                       ==========          ==========           ==========           =========



Current Liabilities
   Accounts Payable                             0           1,849,756                                1,849,756
   Bank Overdraft                               0             631,047                                  631,047
   Bank Loan - Short Term                       0             669,500                                  669,500
   Notes Payable - Short Term                   0           1,310,351                                1,310,351
Note Payable (Tsunami)                          0             500,000             (500,000)                  0
Other Accrued Liabilities                   2,000             130,642                                  132,642
                                       ----------          ----------           ----------           ---------
   Total Current Liabilities                2,000           5,091,296             (500,000)          4,593,296

Shareholders' Equity
   Common Stock                           168,000           2,237,500                                2,405,500
   Accumulated Deficit                    634,000          (3,767,040)                              (3,133,040)
                                       ----------          ----------           ----------           ---------
      Net Shareholders'
      Deficiency                          802,000          (1,529,040)                                (727,540)
                                       ----------          ----------           ----------           ---------

Total Equity and Liabilities              804,000           3,561,756             (500,000)          3,865,756
                                       ==========          ==========           ==========           =========


* Reflects the consolidation of the $500,000 note payable of CL Thomson to the Registrant.

                           TSUNAMI CAPITAL CORPORATION
                 UNAUDITED CONDENSED PRO-FORMA INCOME STATEMENT
                       FOR THE YEAR ENDED OCTOBER 31, 1996

                                          Historical            CL Thomson-           Pro-forma          Pro-forma
                                          Results               Vision Expedition     Adjustments        Results

Net Sales                                           0            53,974,839                               53,974,839

Cost of Sales                                       0            51,561,086                               51,561,086
                                          -----------           -----------                              -----------

   Gross Profit                                     0             2,413,752                                2,413,752

Selling, General and
Administrative
Expenses                                        9,134             3,484,433                                3,493,567
                                          -----------           -----------                              -----------

   Income (Loss)from Operations                (9,134)           (1,070,681)                              (1,079,815)

Interest and Other Expenses                    53,177               138,424                                  191,601
                                          -----------           -----------                              -----------

   Income (Loss) Before Taxes                 (62,311)           (1,209,105)                              (1,271,416)

Income Taxes (Recovery)                       (32,609)                3,200                                  (29,409)
                                          -----------           -----------                              -----------


   Net Income (Loss)                          (29,702)           (1,212,305)                              (1,242,007)
                                          ===========           ===========                              ===========
